Exhibit A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: October 19, 2022

SHELL PIPELINE COMPANY LP		SHELL MIDSTREAM LP HOLDINGS LLC

By:	Shell Pipeline GP LLC, its general partner

		By:	/s/ Shawn J. Carsten
By:	/s/ Shawn J. Carsten	Name:	Shawn J. Carsten
Name:	Shawn J. Carsten	Title:	Vice President and Chief Financial Officer
Title:	Vice President – Finance

SOPC HOLDINGS WEST LLC

		By:	/s/ Thomas P. Stokes
		Name:	Thomas P. Stokes
		Title:	Attorney-in-Fact